Exhibit 10.43

 RESTRICTED STOCK AWARD
Under the 2004 Long-Term Incentive Plan of Fossil, Inc.
For Non-U.S. Participants

This RESTRICTED STOCK AWARD (the “Award”), is entered into effect as of the date of the grant (the “Effective Date”)

W I T N E S S E T H:

WHEREAS, Fossil, Inc., a Delaware corporation (the “Company”) has adopted the 2004 Long-Term Incentive Plan of Fossil, Inc. (the “Long-Term Incentive Plan”), effective as of the Effective Date (as defined in the Long-Term Incentive Plan), with the objective of advancing the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate key employees with additional incentives through the award of Restricted Shares of Common Stock of the Company; and

WHEREAS, the Long-Term Incentive Plan provides that Eligible Participants of the Company or its Subsidiaries, as determined in the judgment of the Committee, may be granted an Award of Restricted Shares of common stock, par value $.01 per share (“Common Stock”), of the Company;

NOW, THEREFORE, the Participant identified in the Notice of Grant is hereby awarded shares of Restricted Stock in accordance with the following terms:

1.           Grant of Award; Restricted Stock.  Subject to the terms and conditions set forth in the Long-Term Incentive Plan, this Award and in the Notice of Grant, the Company hereby grants to the Participant an award of Restricted Stock as specified in the Notice of Grant, subject to adjustment from time to time as provided in Section 14 of the Long-Term Incentive Plan.

2.           Restrictions on Transfer. Stock certificates representing the Restricted Stock granted hereunder shall be registered in the Participant’s name.  Prior to the shares of Restricted Stock becoming vested, such certificates shall be held by the Company on behalf of the Participant and shall bear a legend to restrict transfer of the certificate until the Restricted Stock has vested, as set forth in Paragraph 3 hereof.  Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, or pledged by the Participant until such share has vested in accordance with the terms hereof other than by will or by the laws of descent and distribution.  At the time Restricted Stock vests (and upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all such restrictions.

The terms of the Restricted Stock granted hereunder shall be binding upon the executors, administrators, heirs and successors of the Participant.

3.           Vesting.  If the Participant remains continuously employed by the Company or a Subsidiary, the Restricted Stock shall vest in accordance with the vesting schedule set forth in the Notice of Grant (it being understood that the right to transfer the Restricted Stock shall be cumulative, so that the Participant may transfer on or after any such anniversary that number of Restricted Stock which the Participant was entitled to transfer but did not transfer during any preceding period or periods).  Notwithstanding the vesting conditions set forth herein: (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock; and (ii) all the Restricted Stock shall vest upon a Change in Control of upon the death of the Participant.

4.           Tax Withholding.  Regardless of any action the Company or the Participant’s actual employer  (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social  insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including the grant of the Restricted Stock, the vesting of Restricted Stock, the subsequent sale of any shares and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the tax event for the Restricted Stock or the receipt of a dividend, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy  all Tax-Related Items withholding obligations of the Company and/or the Employer.  In this regard, the Participant authorizes the Company or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation payable to the Participant by the Company or the Employer.  Alternatively, or in addition, the Participant agrees and authorizes the sale of shares of Common Stock upon the lifting of any restrictions, as directed by the Company or the Employer, to satisfy the Tax-Related Items withholding obligation.  The Participant shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s receipt of Restricted Stock, the lifting of restrictions on the Restricted Stock, the receipt of any diviendsthat cannot be satisfied by the means previously described.  The Company may refuse to lift the restriction on the shares of Common Stock  if the Participant fails to comply with the Participant’s obligation in connection with the Tax-Related Items as described herein.

5.           Acknowledgment of Nature of Plan and Restricted Stock.  In accepting the Award, the Participant acknowledges that:

(a)           the Long-Term Incentive Plan is established voluntarily by the Company, it is discretionary  in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Long-Term Incentive Plan;

(b)           the Award of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock, or benefits in lieu of Restricted Stock even if Restricted Stock have been awarded repeatedly in the past;

(c)           all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)           The Participant’s participation in the Long-Term Incentive Plan is voluntary;

(e)           Restricted Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and Restricted Stock are outside the scope of the Participant’s employment contract, if any;

(f)           Restricted Stock are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)           neither the Award of Restricted Stock nor any provision of this Award Agreement, the Long-Term Incentive Plan or the policies adopted pursuant to the Long-Term Incentive Plan confer upon the Participant any right with respect to employment or continuation of current employment, and in the event that the Participant is not an employee of the Company or any Subsidiary of the Company, Restricted Stock shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary of the Company;

(h)           the future value of the underlying shares is unknown and cannot be predicted with certainty;

(i)           the value of such shares acquired under the Long-Term Incentive Plan may increase or decrease in value; and

(j)           no claim or entitlement to compensation or damages arises from termination of Restricted Stock, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Restricted Stock or forfeiture of Restricted Stock resulting from termination of the Participant’s employment  by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

6.           Data Privacy Notice and Consent.   The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement by and among, as applicable, the Participant’s Employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Plan.

The Participant understands that the Company and the Participant’s Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Long-Term Incentive Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Long-Term Incentive Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Restricted Stock may be deposited.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Long-Term Incentive Plan.  The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Long-Term Incentive Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

7.           Termination in Event of Nonemployment. In the event of the Participant’s termination of active employment (whether or not in breach of local labor laws) before all the Participant’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth herein, the shares of Restricted Stock that have not vested shall be forfeited as of the date of termination and will not be extended by any notice or other period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law, and any purchase price paid by the Participant shall be returned to the Participant.

8.           Assignability.  The rights granted pursuant hereto shall not be assignable or transferable by the Participant other than in accordance with Section 13 of the Long-Term Incentive Plan.  No assignment of the rights herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

9.           Rights as a Stockholder.  Except as otherwise provided in this Agreement, the Participant shall have, with respect to the Restricted Stock granted pursuant to this Award before it has vested, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.

10.           Administration.  The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

11.           Restrictions and Related Representations. Upon the acquisition of any Restricted Stock hereunder, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan, the Notice of Grant or with this Award.  In addition, the certificate or certificates representing any Restricted Stock issued hereunder will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such Restricted Stock.

12.           Notices and Electronic Delivery.  Any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents related to the Restricted Stock or any future restricted stock that may be granted under the Long-Term Incentive Plan by electronic means or to request the Participant’s consent to participate in the Long-Term Incentive Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Long-Term Incentive Plan through an on-line electronic system established and maintained by the Company or another third party designated by the Company.  Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder.  The Participant shall be deemed to have familiarized himself with all matters contained herein and in the Long-Term Incentive Plan which may affect any of the Participant’s rights or privileges hereunder.

13.           Scope of Certain Terms.  Whenever the term “Participant” is used herein under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 8 (Assignability) of this Agreement, it shall be deemed to include such person or persons.  The term “Long-Term Incentive Plan” as used herein shall be deemed to include the 2004 Long-Term Incentive Plan of Fossil, Inc. and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 5 of the Long-Term Incentive Plan. Unless otherwise indicated, defined terms herein shall have the meaning ascribed to them in the Long-Term Incentive Plan.

14.           General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

15.           Adjustments for Changes in Capitalization.  In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Long-Term Incentive Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Long-Term Incentive Plan.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

16.           No Right of Employment. Neither the granting of this Award nor any provision of the Long-Term Incentive Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to employ the Participant for any specified period.

17.           Amendment.  This Award may be amended only by a writing executed by the Company and the Participant which specifically states that it is amending this Award.  Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Restricted Stock which are then subject to restrictions as provided herein.

18.           Incorporation of the Long-Term Incentive Plan. This Agreement is subject to the Long-Term Incentive Plan, a copy of which has been furnished to the Participant herewith and for which the Participant acknowledges receipt. The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein.  In the event of a conflict between any term or provision contained herein and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

19.           Construction.  The Restricted Stock is being issued pursuant to Section 7 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan.  A copy of the Long-Term Incentive Plan has been given to the Participant, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.

20.           Severability.  If one or more of the provisions of this Award shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award and the Long-Term Incentive Plan.

21.           Language.  If the Participant has received this Agreement or any other document related to the Long-Term Incentive Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

22.           Governing Law.  The Restricted Stock grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, as provided in the Long-Term Incentive Plan.

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